
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Registrant's 1st Quarter 1998 Form 10-QSB and is qualified in its entirety by reference to such financial statements
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                       1,066,462
<SECURITIES>                                         0
<RECEIVABLES>                                2,453,485
<ALLOWANCES>                                   122,882
<INVENTORY>                                    353,088
<CURRENT-ASSETS>                             4,061,107
<PP&E>                                      25,107,699
<DEPRECIATION>                               4,977,845
<TOTAL-ASSETS>                              25,397,617
<CURRENT-LIABILITIES>                        5,863,162
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         4,607
<OTHER-SE>                                   3,830,997
<TOTAL-LIABILITY-AND-EQUITY>                25,397,617
<SALES>                                              0
<TOTAL-REVENUES>                             3,236,847
<CGS>                                                0
<TOTAL-COSTS>                                2,648,074
<OTHER-EXPENSES>                                     0<F1>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             347,072
<INCOME-PRETAX>                                319,575
<INCOME-TAX>                                   113,900
<INCOME-CONTINUING>                            205,675
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   174,367<F2>
<EPS-PRIMARY>                                      .04
<EPS-DILUTED>                                      .04

<F1>Other expenses are netted with other income in the period.  the result was income of $69,141. The edgarlink program does not allow anincome number to be entered in this field. The other expense portion of this amount is immaterial.
<F2>The difference between Income Continuing and Net Income relates to Minority
Interests in Preferred Stock Dividends of consolidated subsidiaries.

